VOTING AGREEMENT

THIS AGREEMENT dated January 6, 2009.

BETWEEN:

Odysseus III LLC, a Limited Liability Company incorporated in the
State of Nevada
(herein called “Placee”)
OF THE FIRST PART
AND:
ROBERT RICH, businessman, of Orleans, Massachusetts, U.S.A.
(herein called “Rich”)
OF THE SECOND PART

WHEREAS:

A.          Placee is or will be the registered and beneficial owner of 1,000,000 common shares (the “Placee Shares”) in the capital of American Uranium Corporation. (“AUC”); and

B.          Placee has agreed to enter into a voting trust arrangement with Rich in respect of the Placee Shares on the terms and conditions hereinafter set forth;

          NOW THEREFORE in consideration of the sum of Ten ($10.00) Dollars now paid by Rich to Placee and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.          Where, for a period of one year from the issuance of the Placee Shares, AUC’s Board of Directors submit a resolution or special resolution to any meeting of the shareholders of AUC for approval (the "Shareholder Meeting"), or request consent of shareholders of AUC in writing to any corporate action, the Placee Shares shall be voted thereon only in such manner as Rich may direct in writing respecting such resolution or special resolution. Placee will comply with this provision by delivering to Rich, immediately upon request of a written consent resolution or at least 7 days before any Shareholder Meeting, an irrevocable proxy for the Placee Shares respecting such Shareholder Meeting, naming Rich as the proxyholder and otherwise not indicating a vote on any matter set out in the proxy.

2.          Nothing herein contained shall be interpreted to require either party hereto to act or refrain from acting in a manner which is contrary to any applicable law or mandatory provision contained in the constating documents of AUC.

3.          In the event of a breach by Placee of any of its obligations under this Agreement or in the event that Placee does not deliver the proxy or proxies as specified in clause 1, Rich may pursue any remedy available to it in law or in equity, it being acknowledged by Placee that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy. Placee acknowledges and agrees that he will be responsible for the immediate payment to Rich of any and all costs, including without limitation all legal costs, incurred by Rich in pursuing any remedy under this section 3.

4.          Unless terminated earlier in accordance with the provisions of this Agreement, this Agreement shall continue in full force and effect for one year from the date of issuance of the Placee Shares.

5.          This Agreement constitutes the entire agreement between the parties in respect of the subject matter hereof.

6.          This Agreement may be terminated or amended at any time by mutual written agreement between the parties hereto.

7.          The parties hereto shall execute and deliver all such further documents, do or cause to be done all such further acts and things and give all such further assurances as may be necessary to give full effect to the intent and meaning of this Agreement.

8.          This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, administrators, successors, and permitted assigns, as the case may be.

9.          This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument and execution and delivery hereof or documents required in connection herewith may be effected by facsimile transmission.

10.          This Agreement has been made and shall be interpreted in accordance with the laws of the Province of British Columbia.

               IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered as of January 6, 2009.

Odysseus III LLC

Per:	“Jeffrey Rich”
Jeffrey Rich
Authorized Signatory

WITNESSED BY:	)
)
“Ann L. McGrath”	)
Signature	)
)
Ann L. McGrath	)	“Robert Rich”
Name	)	Robert Rich
)
97 Cranberry Highway	)
Address	)
)
Orleans MA 02653)
)
Assistant Manager	)
Occupation	)

Acknowledged this 6th day of January, 2009

AMERICAN URANIUM CORPORATION.

Per:	“Donald Cooper”
Donald Cooper
Authorized Signatory